UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 21, 2008 (October 17, 2008)

SENTAIDA TIRE COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-52142	84-1609495
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 177 Chengyang Section

308 National Highway

Danshan Industrial Area

Qingdao, China, 266109

(Address of Principal Executive Offices)

86-532-8779-8766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On October 17, 2008, Mr. Long Qin, the CEO of Sentaida Tire Company Limited (the “Company”), entered into a stock transfer agreement (the “Stock Transfer Agreement”) with Mr. Kai Chen, the former majority shareholder of the Company’s common stock, pursuant to which agreement Mr. Chen transferred 11,700,000 shares of the Company’s common stock to Mr. Qin. The transfer of the shares was to satisfy Mr. Chen’s obligations under certain equity acquisition cooperation agreement dated July 24, 2007 (the “Cooperation Agreement”). As a result of the transfer, Mr. Qin owns 23,010,000 shares of the Company’s common stock, representing 88.5% of the outstanding shares of the Company’s common stock. Accordingly, a change in control of the Company occurred from Mr. Chen to Mr. Qin.

There is no arrangement or understanding between Messrs. Qin and Chen with respect to election of directors or other matters.

The foregoing description of the Stock Purchase Agreement and the Stock Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the full text of the Cooperation Agreement, which is filed as Exhibit 10.2 to the 13D filed on May 21, 2008.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Stock Transfer Agreement dated as of October 17, 2008, by Kai Chen and Long Qin.
10.2

Equity Acquisition Cooperation Agreement dated as of July 24, 2007, by and among Zhongshen, Kai Chen, Sentaida Group and other individuals (incorporated by reference to Exhibit 10.2 to the Schedule 13D filed with the SEC by the Reporting Persons on May 21, 2008).

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTAIDA TIRE COMPANY LIMITED

By:	/s/ Long Qin

Long Qin

President and Chief Executive Officer

Dated: October 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Stock Transfer Agreement dated as of October 17, 2008, by Kai Chen and Long Qin.
10.2

Equity Acquisition Cooperation Agreement dated as of July 24, 2007, by and among Zhongshen, Kai Chen, Sentaida Group and other individuals (incorporated by reference to Exhibit 10.2 to the Schedule 13D filed with the SEC by the Reporting Persons on May 21, 2008).

*Filed herewith.